UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 12, 2019, Robert J. McNally, President and Chief Executive Officer of EQT Corporation (the “Company”) sent the following communication to the Company’s employees (the “CEO Communication”):

Dear Fellow Employees,

Yesterday and earlier today we issued press releases related to our proxy contest and our upcoming Annual Meeting of Shareholders. In the release from yesterday, we refuted misinformation that was communicated by the Toby Rice Group on Monday.

Today, we announced that the independent directors of EQT’s Board sent another letter to shareholders. This letter focuses on the superior diversity, knowledge and experience of the EQT Board slate, further supporting our recommendation that shareholders vote “FOR” all 12 of the Company’s director nominees on the GOLD universal proxy card.

Our Board nominees have been carefully selected based on their individual experience, expertise and skills. We believe it’s important to have a Board comprising directors with specific attributes important to EQT to continue operating efficiently and driving free cash flow growth. If all 12 of our nominees are elected, we believe our Board will be one of the most experienced and diverse in our industry, well positioned to ensure EQT continues to lead in safety, environmental stewardship and shareholder value creation.

In contrast, the Toby Rice Group nominees are less qualified, lack important experience and skills and many have clear conflicts and a history of loyalty to the Rice family. Given their lack of independence, we’re concerned that they would be beholden to Toby Rice and support his misguided agenda for EQT, which we believe would derail our progress and destroy shareholder value. EQT shouldn’t be a family-and-friends club; each and every director on the EQT Board should be thoughtful, independent and committed to acting in the best interests of EQT and its shareholders.

If you are a shareholder of EQT, you can help support the Company and our continued progress by voting “FOR” all 12 of EQT’s director nominees on the GOLD universal proxy card.

When voting, please remember:

•                  Voting is easy—simply locate any GOLD universal proxy cards or voting instruction forms you’ve received, and follow the easy instructions shown on them. You can vote online or by telephone, in which case you will need to reference the Control Number shown on the GOLD universal proxy card or voting instruction form. You may also submit your vote by mail. Please note that the deadline for voting shares held in the Employee Savings Plan is June 30, 2019.

•                  If you hold EQT shares in more than one account (e.g., in registered name, through a bank or broker, or as a participant in the Employee Savings Plan), you should have received separate proxy cards or voting instruction forms for each account. In order to ensure that you have voted all your shares, you must submit a vote for each account in which you hold EQT shares.

•                  You may also receive notifications by email. For more detailed vote instructions, especially if you hold shares through a Fidelity brokerage account, please access this link or review the attached document.

•                  EQT’s GOLD universal proxy card and the Toby Rice Group’s white proxy card will have different instructions and different Control Numbers — please only use the GOLD universal proxy card and discard the Toby Rice Group’s white proxy card. If you vote on the Toby Rice Group’s white proxy card, it will cancel any GOLD proxy card you previously submitted for those shares.

•                  If you are not certain whether or not you have voted each of your accounts, there is no harm in simply voting again using the GOLD proxy card, to be sure. Only your latest-dated vote will count.

•                  If you still have questions about how to vote, don’t hesitate to contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-687-1866 (from the U.S. and Canada) or at +1 (412) 232-3651 from other locations.

For those of you who have already voted your shares, we thank you for your support. If you have not yet voted, we encourage you to vote now by telephone, online or by signing, dating and returning the GOLD universal proxy card in the postage-paid envelope provided.

In the coming weeks, we will continue to send materials to shareholders to highlight your successful ongoing efforts to improve EQT’s operational and financial results, the significant experience of our director nominees and the importance of voting the GOLD universal proxy card. We will also be meeting with a number of shareholders to make our case directly.

We are grateful for your continued hard work and focus on operating safely, efficiently and responsibly. Together we are delivering strong performance, and this success would not be possible without the efforts of every single person at EQT.

Please keep up the great work, and thank you for your support.

Rob

Important Information

EQT Corporation (the Company) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the SEC) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

The following document was attached to the CEO Communication and the Company also made this document available on its internal intranet:

EMPLOYEE VOTING TIPS

•                  Voting is easy—simply locate any GOLD universal proxy cards or voting instruction forms you’ve received, and follow the easy instructions shown on them. You can vote online or by telephone, in which case you will need to reference the Control Number shown on the GOLD universal proxy card or voting instruction form. You may also submit your vote by mail. Please note that the deadline for voting shares held in the Employee Savings Plan is June 30, 2019.

•                  If you hold EQT shares in more than one account (e.g., in registered name, through a bank or broker, or as a participant in the Employee Savings Plan), you should have received separate proxy cards or voting instruction forms for each account. In order to ensure that you have voted all your shares, you must submit a vote for each account in which you hold EQT shares.

•                  EQT’s GOLD universal proxy card and the Toby Rice Group’s white proxy card will have different instructions and different Control Numbers — please only use the GOLD universal proxy card and discard the Toby Rice Group’s white proxy card. If you vote on the Toby Rice Group’s white proxy card, it will cancel any GOLD proxy card you previously submitted for those shares.

•                  If you are not certain whether or not you have voted each of your accounts, there is no harm in simply voting again using the GOLD proxy card, to be sure. Only your latest-dated vote will count.

•                  Many employees have previously opted for delivery of proxy materials from their bank or broker by email, and many hold shares through Fidelity. If you hold shares of EQT in an account with Fidelity, please note the following:

•                  If you’ve opted to receive electronic communications, you will receive an e-mail notification from Fidelity each time EQT distributes an additional GOLD proxy card to shareholders (and a separate e-mail notification each time the Toby Rice Group distributes an additional white proxy card).

•                  The “vote” button in the e-mail from Fidelity is color-coded to match the color of the universal proxy card being sent to you and the e-mail will specify the color of the card to which it relates. Please only click on an alert e-mail that contains the GOLD “vote” button and states that it represents the agenda of the GOLD CARD. Please simply delete any e-mail containing a white “vote” button and stating that it represents the agenda of the white card.

•                  While there is no harm in voting again through the Fidelity website using the GOLD vote button, if you have already voted the shares in each of your separate Fidelity accounts, you do not need to vote them again (though you will still continue to receive additional e-mails from Fidelity in reference to the GOLD card and the white card, regardless of whether you have already voted).

EMPLOYEE VOTING TIPS

•                  Importantly, shares of EQT attributable to your account under the Employee Savings Plan are not available to be voted directly through the Fidelity online platform. Instead, you must separately vote these shares by either signing and returning the GOLD universal voting instruction form that you receive in the mail (the instructions set forth on this card reference the EQT Corporation Employee Savings Plan by name) or by going to www.proxyvote.com and entering your voting instructions using the control number provided on the Employee Savings Plan GOLD voting instruction form you received. Please note that the deadline for voting shares held in the Employee Savings Plan is June 30, 2019.

•                  If you still have questions about how to vote, don’t hesitate to contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-687-1866 (from the U.S. and Canada) or at +1 (412) 232-3651 from other locations.

Important Information

EQT Corporation (the Company) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the SEC) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.